UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 28, 2005

Nutra Pharma Corp.

(Exact name of registrant as specified in charter)

California (State or other jurisdiction of incorporation)	000-32141 (Commission File Number)	91-2021600 (IRS Employer Identification No.)

3473 High Ridge Road, Boynton Beach, Florida 33426
(Address of principal executive offices, including zip code)

(954) 509-0911
(Registrant’s telephone number, including area code)

1829 Corporate Drive, Boynton Beach, Florida 33426
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

     On October 28, 2005 Nutra Pharma Corp. (the “Company”) entered into a one year agreement with Xinhua Financial Network Ltd. (“XFN”) where XFN will:

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introduce the Company to potential strategic and operational partners, as well as suppliers, manufacturers, customers, and other relationships in The People’s Republic of China (“China”) and elsewhere in Asia; and

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otherwise assist the Company with advancing the business objectives of the Company in China and elsewhere in Asia.

The Company and XFN shall agree to specific compensation arising out of any transaction with which XFN assists the Company.  In addition, the Company issued to XFN ten million (10,000,000) warrants for the right to purchase shares of the Company’s common stock at $.70 per share, a premium to the market price. The warrants expire September 30, 2010 and are redeemable by the Company for $1.00 if the market price for the Company’s common stock exceeds $1.00.

     The above summaries of the terms of the retention of XFN are qualified in their entirety by reference to the exhibits attached to this Current Report on Form 8-K, which are incorporated by reference into this Item 1.01 in their entirety.

Item 3.02     Unregistered Sales of Equity Securities.

     The disclosure provided above in Item 1.01 is hereby incorporated by reference into this Item 3.02 with respect to the issuance on October 28, 2005 of a five year warrant to purchase 10,000,000 shares of common stock of the Company to XFN. The warrants were issued to an accredited investor in a private placement transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The warrants are immediately exercisable as described above.

Item 9.01     Financial Statements and Exhibits

     (c) Exhibits

Exhibit
Number

10.1	Consulting Agreement, dated as of October 28, 2005, by and among Nutra Pharma Corp. and XFN

4.1	Xinhua Financial Network Warrant to purchase 10,000,000 shares of Company common stock

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRA PHARMA CORP.
Date: November 3, 2005	/s/ Rik J. Deitsch
Rik J. Deitsch
President, Chief Executive Officer

NUTRA PHARMA CORP.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

10.1	Consulting Agreement, dated as of October 28, 2005, by and among Nutra Pharma Corp. and XFN

4.1	Warrant Xinhua Financial Network to purchase 10,000,000 shares of Company common stock